UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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AMERICAN CARESOURCE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 AMERICAN CARESOURCE HOLDINGS, INC.
5429 LYNDON B. JOHNSON FREEWAY, SUITE 850
DALLAS, TEXAS  75240

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
 TO BE HELD JUNE 11, 2012

 The Annual Meeting of Stockholders (the “Annual Meeting”) of American CareSource Holdings, Inc. (“American CareSource Holdings” or the “Company”) will be held at the Company's executive offices at 5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas, on Monday, June 11, 2012, at 9:00 a.m., Central Time for the following purposes:

1.	to elect nine members to the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.
to vote on the proposal to amend our Certificate of Incorporation for the purposes of effecting a reverse stock split of our common stock, and to authorize the Board of Directors to determine, in its sole discretion, whether to effect the amendment, the timing thereof and the specific ratio of the reverse stock split, provided that such ratio is 1-for-2, 1-for-2.5, 1-for-3, 1-for-3.5 or 1-for-4;

3.	to ratify the selection of McGladrey & Pullen, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012;

4.	to approve any adjournment of the Annual Meeting, for any reason, including, if necessary, to solicit additional proxies if there are not sufficient votes to approve any of the previous proposals; and

5.	to transact such other business as may properly come before the Annual Meeting and any meeting following postponement or adjournment thereof.

 Holders of record of our common stock at the close of business on April 17, 2012 are entitled to notice of, and to vote at, the Annual Meeting and at any meeting following postponement or adjournment thereof.

 In addition to the proxy statement and proxy card, a copy of our 2011 Annual Report, which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, is enclosed.

 It is important that your shares be represented and voted at the Annual Meeting.  You can vote your shares by completing, signing and dating the enclosed proxy card and returning it to the Company.  You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the enclosed proxy statement.  This Notice of Annual Meeting of Stockholders and the accompanying proxy materials are first being mailed out to stockholders on or about ______, 2012.

By Order of the Board of Directors,

Matthew D. Thompson
Chief Financial Officer and Secretary

 Dallas, Texas
_______, 2012

 YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ENCLOSED
 PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.

 AMERICAN CARESOURCE HOLDINGS, INC.
5429 LYNDON B. JOHNSON FREEWAY, SUITE 850
DALLAS, TEXAS  75240

 PROXY STATEMENT
 FOR THE
 ANNUAL MEETING OF STOCKHOLDERS

We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) of American CareSource Holdings, Inc. (“American CareSource Holdings” or the “Company”), to be held on June 11, 2012, and at any meeting following postponement or adjournment of the Annual Meeting.

You are cordially invited to attend the Annual Meeting, which will begin at 9:00 a.m., Central Time.  The Annual Meeting will be held at the Company's executive offices at 5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas.

We are first mailing this proxy statement and proxy card (including voting instructions) on or about _______, 2012 to persons who were stockholders of record at the close of business on April 17, 2012, the record date for the Annual Meeting.

Our fiscal year begins on January 1 and ends on December 31. References in this proxy statement to fiscal year 2012 refer to the 12-month period from January 1, 2012 through December 31, 2012.  References in this proxy statement to fiscal year 2011 refer to the 12-month period from January 1, 2011 through December 31, 2011.  References in this proxy statement to fiscal year 2010 refer to the 12-month period from January 1, 2010 through December 31, 2010.

PROXIES AND VOTING PROCEDURES

 What Is the Purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote on the following:

•	the election of our Board of Directors;

•
to vote on the proposal to amend our Certificate of Incorporation for the purposes of effecting a reverse stock split of our common stock, and to authorize the Board of Directors to determine, in its sole discretion, whether to effect the amendment, the timing thereof and the specific ratio of the reverse stock split, provided that such ratio is 1-for-2, 1-for-2.5, 1-for-3, 1-for-3.5 or 1-for-4;

•	the ratification of the selection of McGladrey & Pullen, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012;

•	to approve any adjournment of the Annual Meeting, for any reason, including, if necessary, to solicit additional proxies if there are not sufficient votes to approve any of the previous proposals; and

•	such other business as may properly come before the Annual Meeting and any meeting following the adjournment or postponement thereof.

Who Can Vote?

You are entitled to notice of the Annual Meeting if you held any shares of common stock of American CareSource Holdings as of the close of business on the record date, April 17, 2012.  You are entitled to vote at the Annual Meeting all shares of common stock of American CareSource Holdings that you held as of the close of business on that record date.  Each share of common stock is entitled to one vote with respect to each matter properly brought before the Annual Meeting.

As of the record date, April 17, 2012, there were 17,121,450 shares of common stock of American CareSource Holdings issued and outstanding.

In accordance with Delaware law, lists of our stockholders who are entitled to vote at the Annual Meeting will be available for inspection by any stockholder present at the Annual Meeting and, for ten days prior to the Annual Meeting, by any stockholder, for purposes germane to the meeting, at our offices located at 5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas 75240 and at the offices of SNR Denton US LLP in New York, New York.  Any inspection of these lists prior to the Annual Meeting must be conducted between 9:30 A.M. and 4:30 P.M. (Eastern Time).  Please contact our Secretary before going to conduct any inspection prior to the Annual Meeting.

Who Is the Record Holder?

You may own common stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

If your shares are registered directly in your name, we are sending these proxy materials directly to you.  If the record holder of your shares is a nominee, you will receive proxy materials from such nominee.

 How Do I Vote?

Record Holders:

•	By Mail. If you choose to vote by mail, mark your proxy card, date and sign it, and return it as soon as possible in the postage-paid envelope provided.

•	By attending the Annual Meeting. If you attend the Annual Meeting, you can vote your shares in person.

Stock Held by Brokers, Banks and Nominees:

•	If your common stock is held by a broker, bank or other nominee, such nominee will provide you with instructions that you must follow in order to have your shares voted.

•	If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of common stock on April 17, 2012.

 Are proxy materials available on the Internet?

 Yes. Please see the notice below:

 Important notice regarding the availability of proxy materials for the annual shareholder meeting to be held on June 11, 2012:

 Our Proxy Statement and 2011 Annual Report are available on the following Web site:
 http://ir.anci-care.com/sec.cfm

 How Many Shares Must be Represented In Order to Transact Business at the Annual Meeting?

 A quorum is the number of shares that must be represented, in person or by proxy, in order to transact business at the Annual Meeting.  We will have a quorum and be able to conduct business at the Annual Meeting if a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.  Abstentions will be included in the calculation of the number of shares considered to be present for purposes of determining whether a quorum is present.

 What is a Broker Non-Vote?

 Under the rules that govern nominees who have record ownership of shares that are held in “street name” for account holders (who are the beneficial owners of the shares), nominees typically have the discretion to vote such shares on routine matters, but not on non-routine matters. If a nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item, a “broker non-vote” occurs.

 How Many Votes Are Required to Approve a Proposal?

 (i) If a quorum is present, the vote of a plurality of votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required to elect directors.  Thus, a nominee for director may be elected even if the nominee receives less than a majority of the shares represented at the meeting.  Proxies cannot be voted for a greater number of nominees than are named in this proxy statement.

(ii) If a quorum is present, a majority of the outstanding stock entitled to vote on the proposal to amend our Certificate of Incorporation has to vote in favor of such proposal in order to approve the proposal.

(iii) If a quorum is present, the vote of a majority of the votes cast is required to ratify the selection of our independent auditors or to approve the proposal to adjourn the Annual Meeting.

 How Will The Shares Represented By My Executed Proxy Card Be Voted?

 All shares entitled to vote and represented by properly completed proxy cards that are not revoked will be voted in accordance with the instructions provided on the proxy cards.  If you are a record holder and you sign and return your proxy card, but do not specify how you wish your shares to be voted, your shares represented by that proxy card will be voted “FOR” all nominees for director, “FOR” granting the Board authority to amend our Certificate of Incorporation, “FOR” the ratification of the appointment of McGladrey & Pullen, LLP as our independent auditors for our fiscal year ending December 31, 2012 and “FOR” the approval of the proposal to adjourn the Annual Meeting.  This is subject to the “broker non-vote” limitation described below.

 How Are Abstentions and Broker Non-Votes Counted?

Shares not voted as a result of a marked abstention will not have any effect on the outcome of the vote to elect directors, ratify the appointment of McGladrey & Pullen, LLP as our independent auditors or adjourn the Annual Meeting.  Shares not voted as a result of a marked abstention will have the effect of a vote against the proposal to amend our Certificate of Incorporation.

Broker non-votes will have no effect on the outcome of the vote to elect directors, because the election of directors occurs by plurality vote and is a non-routine matter under the rules governing nominees.  However, because a majority of the outstanding stock entitled to vote on the proposal to amend our Certificate of Incorporation has to vote in favor of such proposal in order to approve the proposal, and because such proposal is a non-routine matter, a broker non-vote would have the effect of a vote against the proposal to amend our Certificate of Incorporation.  The ratification of the selection of our independent auditors is a routine matter and nominees will have discretionary authority on such matter even if the account holder does not provide voting instructions.

 Shares subject to marked abstentions will be considered as represented and as part of the quorum at the Annual Meeting.

How Can I Revoke My Proxy or Change My Vote?

 You can revoke your proxy prior to the close of voting at the Annual Meeting by:

•	Sending written notice of revocation to our Secretary at our executive offices;
•	Sending a signed proxy card bearing a later date to our Secretary; or
•	If you attend the Annual Meeting in person, by either giving notice of revocation to the Inspector(s) of Election at the Annual Meeting or by voting in person.

 Who Will Pay the Expenses of Proxy Distribution?

 We will pay the expenses for the preparation of the proxy materials and the solicitation of proxies.  Our directors, officers or employees may solicit proxies on our behalf in person or by telephone, e-mail, facsimile or other electronic means.  These directors, officers and employees will not receive additional compensation for such services.  In accordance with the regulations of the United States Securities and Exchange Commission (the “SEC”), we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

PROPOSAL 1

 ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors.  At our Annual Meeting, all nine directors are to be elected.

The directors identified below have been nominated by the Board of Directors for election to a new one-year term. If elected, each nominee will continue in office until the next Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until the earliest of his death, resignation, retirement or removal.  Each nominee has indicated to the Company that he will serve if elected.  We do not anticipate that any nominee will be unable to stand for election, but, if that happens, your proxy will be voted in favor of another person nominated by the Board of Directors.  Biographical information regarding each nominee follows.  The age of each nominee is as of June 11, 2012, the date of our Annual Meeting.

 The following table identifies the directors nominated for election at the Annual Meeting.

Name	Age	Position

Sami S. Abbasi	47	Director

Edward B. Berger	83	Director

Kenneth S. George	63	Chairman of the Board of Directors (Chief Executive Officer)

John N. Hatsopoulos	78	Director

Matthew P. Kinley	44	Director

John Pappajohn	83	Director

Derace L. Schaffer, MD	64	Director

William J. Simpson, Jr.	63	Director (President and Chief Operating Officer)

Richard W. Turner	64	Director

 There are no familial relationships among our directors and/or executive officers.

Sami S. Abbasi.  Mr. Abbasi was appointed to the Board of Directors of American CareSource Holdings on September 4, 2008. Since November 2011, Mr. Abbasi has served as Chief Executive Officer and member of the Board of Directors of American Pathology Partners, Inc., a cancer diagnostics company.  From January 2007 until September 2011, Mr. Abbasi was Chairman and Chief Executive Officer of National Surgical Care, Inc., and prior to holding that position he served as President and Chief Executive Officer of Radiologix, Inc. from 2004 until 2006.  Previous positions held at Radiologix, Inc. include Executive Vice President and Chief Operating Officer from October 2003 until November 2004 and Executive Vice President and Chief Financial Officer from December 2000 until March 2004.  From January 2000 through June 2000, Mr. Abbasi served as Chief Financial Officer and Chief Operating Officer of Adminiquest, Inc., a private company that provided web-enabled and full-service outsourcing solutions to the insurance and benefits industry. From August 1996 through December 1999, he was Senior Vice President and Chief Financial Officer of Radiologix. From January 1995 through July 1996, Mr. Abbasi served as Vice President in the Healthcare Group of Robertson, Stephens and Company, where he was responsible for investment banking business development and executing a broad range of corporate finance transactions and mergers and acquisitions. From June 1988 through January 1995, he held various positions at Citicorp Securities, including Vice President and Senior Industry Analyst in the Healthcare Group. Mr. Abbasi received his M.B.A. from the University of Rochester and his B.A. in Economics from the University of Pennsylvania.  The Board of Directors selected Mr. Abbasi to serve as a director because of his extensive experience in the healthcare, insurance and benefits industries.  In addition, Mr. Abbasi's background in finance and investment banking will provide leadership and experience in the areas of corporate finance transactions and mergers and acquisitions.

Edward B. Berger. Mr. Berger is a director of American CareSource Holdings since March 2006, and served as Non-Executive Chairman of the Board beginning March 30, 2007 and as Executive Chairman beginning April 16, 2007 and ending in December 2008.  Over the past ten years, he has served on a number of public company boards and currently serves as an independent director on the board of ConMed Healthcare Management, Inc., a public company providing correctional facility healthcare services.  He has been a member since 2007 and is chairman of its Audit committee and a member of its Compensation committee.  Mr. Berger has extensive experience in the healthcare industry, having served as past President and CEO of Palo Verde Hospital, past President and member of the Board of Trustees of Kino Community Hospital, and past member of the Long Range Planning Committee of Tucson Medical Center, all in Tucson, Arizona. For the past 27 years, Mr. Berger has been President of Berger Equities, Inc., a real estate investment firm owned by Mr. Berger and his spouse.  In June 2002, Mr. Berger became an independent director of CardSystems Solutions, Inc., a privately held credit card processing company and was associated with CardSystems through November 2007. In 2006, CardSystems agreed to settle Federal Trade Commission charges that it failed to take appropriate security measures to protect consumer information, leaving data vulnerable to security breaches and fraudulent consumer credit card purchases. By way of settlement, CardSystems agreed to implement a comprehensive information security program and obtain audits by an independent third-party security professional every other year for 20 years. On May 11, 2006, the board of directors of CardSystems determined that it was in the best interests of its stockholders to liquidate its assets in a Chapter 11 bankruptcy. Upon the resignation of each member of the board of directors and at the request of certain stockholders of CardSystems, Mr. Berger agreed to become the sole director, Chief Executive Officer and liquidating agent for CardSystems. On May 12, 2006, CardSystems filed for bankruptcy protection under Chapter 11 of Title 11 of the U.S. Bankruptcy Code. As its liquidating agent, Mr. Berger oversaw CardSystems’ Chapter 11 bankruptcy and liquidation. With the liquidation of CardSystems nearing completion, Mr. Berger resigned as the Chief Executive Officer and sole director of CardSystems in November 2007.  Mr. Berger received a Juris Doctorate from New York Law School and a Masters Degree in Education, as well as a Bachelor of Arts Degree in History and English from the University of Arizona.  Mr. Berger is currently an Adjunct Professor in Political Science at Pima Community College, recent past Chairman of the Desert Angels Inc., an angel investing group, and retired as Chairman of the MBA Advisory Council, Eller Graduate School of Management, at the University of Arizona.  The Board of Directors selected Mr. Berger to serve as a director because of his extensive experience in the healthcare industry and his service as chief executive officer for several companies.  Mr. Berger provides critical insight into the areas of corporate governance.

Kenneth S. George.  Mr. George became a director of American CareSource Holdings in January 2004.  Mr. George became Chairman of the Board of Directors in March 2010 and was appointed Chief Executive Officer in July 2011.  He formerly served on the board of directors and audit committee of Access Plans USA, Inc., a public company.  Mr. George served two terms as a State Representative in the Texas House of Representatives.  Mr. George has been self-employed, managing his own investment activities, since 2001.  From 1996 to 2001, he was General Partner of Riverside Acquisitions L.L.C. and was active in commercial real estate, financial and land transactions.  From 1994 to 1995, Mr. George was Chairman and Chief Executive Officer of Ameristat, Inc., a private ambulance provider in the State of Texas.  From 1988 to 1994, he was Chairman and Chief Executive Officer of Epic Healthcare Group, an owner of 36 suburban/rural acute care hospitals with 15,000 employees and $1.4 billion in revenues.  Mr. George has a Masters Degree in Business Administration from the University of Texas at Austin and a Bachelor of Arts Degree from Washington and Lee University.  Mr. George adds substantial expertise from his healthcare background and his impressive service record in state and national government service.

John N. Hatsopoulos.  John N. Hatsopoulos has served as a director of American CareSource Holdings since December 2006.   Since 1999, Mr. Hatsopoulos has been Chief Executive Officer and a director of American DG Energy, Inc., a public company providing products and services in support of on-site generation of electricity, heating and cooling at commercial, institutional and light industrial facilities.  Mr. Hatsopoulos is Chief Executive Officer of Tecogen Inc., a manufacturer of cogeneration systems, since 1999.    He is the Chairman of the Board of Directors of Glenrose Instruments Inc., a public company engaged in radiological and environmental services, since 1999.  Mr. Hatsopoulos is one of the founders of Thermo Electron Corporation (now Thermo Fisher Scientific Inc.) and the retired President and Vice Chairman of the Board of Directors of that company.  He served on the Board of Directors of the American Stock Exchange from 1994 to 2000. He is also a member of the Board of Directors of TEI BioSciences Inc. since 1999, and a former “Member of the Corporation” for Northeastern University.  Mr. Hatsopoulos graduated from Athens College in Athens, Greece, in 1953. He holds a Bachelor of Science Degree in history and mathematics from Northeastern University, together with Honorary Doctorates in Business Administration from Boston College and Northeastern University.  The Board of Directors selected Mr. Hatsoloulos to serve as a director because of his substantial experience as chief executive officer of several companies as well as his service as a director with the American Stock Exchange.  He provides valuable insight into how the corporate governance and reporting requirements of a public company.

Matthew P. Kinley. Since 1995, Mr. Kinley has served as Senior Vice President of Equity Dynamics, Inc., a financial consulting firm, and Pappajohn Capital Resources, a venture capital firm, both owned by our director and principal stockholder John Pappajohn. Mr. Kinley has been involved in the financing and development of more than 30 companies with Mr. Pappajohn in the past 17 years. Mr. Kinley served as President and as a director of Healthcare Acquisition Corp. (AMEX: HAQ), from April 2005 through August 2007.  From 1990 through 1995, Mr. Kinley was manager and held various positions at KPMG, LLP, working on tax, audit and merger and acquisition issues. Mr. Kinley received his B.A. in Business, with highest honors, from the University of Northern Iowa in May 1990.  The Board of Directors selected Mr. Kinley to serve as a director because of his experience in finance and accounting.

John Pappajohn.  Mr. Pappajohn has been a director of American CareSource Holdings since November 2004.   Since 1969, Mr. Pappajohn has been the President and sole owner of Pappajohn Capital Resources, a venture capital firm, and President and sole owner of Equity Dynamics, Inc., a financial consulting firm, both located in Des Moines, Iowa. He serves as a director on the boards of the following public companies: ConMed Healthcare Management, Inc., a provider of correctional healthcare services, since 2005; and CNS Response, Inc., a company who uses EEG-generated biomarkers for use in personalized medicine in psychiatry, since August 2009.  Mr. Pappajohn was chosen to serve as a director of the Company because of his unparalleled experience serving as a director of more than 40 companies and the substantial insight he has gained into the life sciences and healthcare industries by actively investing in the industries for more than 40 years, and by founding and supporting several public healthcare companies.

Derace L. Schaffer, M.D.   Dr. Schaffer is the founder and Chief Executive Officer of The Lan Group, a venture capital firm specializing in healthcare and high technology investments.  He has served as Chairman of several healthcare companies, including Radiologix, Inc. when it was private, and he has been an active investor for approximately twenty years on a variety of healthcare companies.  Dr. Schaffer served as Chief Executive Officer and Chairman of the Board of Ide Imaging Group, P.C. from 1980 to 2001.  Dr. Schaffer has served as a director on many healthcare boards of directors, including several health systems and more than ten healthcare services and technology companies.  Dr. Schaffer received his postgraduate radiology training at Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident.  He also serves as a director of PharmAthene, Inc.  and has previously served as director of King Pharmaceuticals, Inc. and of  Allion Healthcare, Inc. (each a public company).  Dr. Schaffer was chosen to serve as a director of the Company because of his substantial experience in the healthcare industry and serving on the boards of multiple healthcare services and technology companies.

William J. Simpson, Jr.   Mr. Simpson has been a director of American CareSource Holdings since October 2010, our Chief Operating Officer since December 2010 and our President and Chief Operating Officer since July 2011. He has more than 30 years of executive experience in the healthcare industry.  Mr. Simpson served as President and Chief Executive Officer of Intrepid USA Healthcare, one of the nation's largest home healthcare companies, from February 2007 to October 2008.  From November 2008 until he was appointed to our Board, Mr. Simpson was in retirement. Prior to his tenure at Intrepid USA Healthcare, Mr. Simpson held the office of Executive Vice President and Chief Operating Officer at LifeCare Management, the third largest long-term acute care hospital company in the United States, from February 2003 to August   2005.  From May 2006 through January 2007, Mr. Simpson's sole occupation was that of Chairman of the Board of Genezen Healthcare. Mr. Simpson's executive leadership experience includes Executive Vice President and Chief Operating Officer at Specialty Healthcare Services, Executive Vice President of Operations at Intensiva Healthcare Corporation, President and Chief Operating Officer at Ameristat Mobile Medical Services, President of Epic Healthcare Services, and Vice President of American Medical International.  Mr. Simpson has also held board seats for a number of privately-held healthcare companies and an association.  In addition to his service on the board of Genezen Healthcare, he served as one of the board members of Intrepid USA Healthcare and the Acute Long Term Hospital Association (ALTHA).  The Board of Directors selected Mr. Simpson to serve as a director because of his extensive experience as an executive and board member of a number of healthcare companies and associations.

Richard W. Turner, Ph.D. Dr. Turner has been a director of American CareSource Holdings since June 2011.  Dr. Turner has served as the Chief Executive Officer and the Chairman of the Board of Directors of Conmed Healthcare Management, Inc., a public company providing healthcare services to county and municipal detention centers, since 2007.   Prior to consulting for Conmed's predecessor in interest in May 2006, Dr. Turner served as President and Chief Executive Officer of EyeTel Imaging, Inc., from January 2004 to May 2006. Prior to January 2004, Dr. Turner served as President and Chief Executive Officer of BEI Medical Systems Company, Inc., a company engaged in the development and marketing of a minimally invasive endometrial ablation system. BEI Medical was sold to Boston Scientific Corp. for approximately $95 million in 2002.   Dr. Turner graduated from Old Dominion University with a Bachelor of Science degree, earned his M.B.A. from Pepperdine University and earned his Ph.D. from Berne University.  The Board of Directors selected Dr. Turner to serve as a director because of his leadership experience, having served as executive officer to many companies in the healthcare and medical field.

 The Board of Directors unanimously recommends that you vote “FOR”
 the election of each nominee for director named above.

GOVERNANCE OF THE COMPANY

 Pursuant to the Delaware General Corporation Law and the Company's Bylaws, our business, property and affairs are managed by or under the direction of our Board of Directors.  Members of the Board of Directors are kept informed of the Company's business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.  We currently have nine members on our Board of Directors.  All nine directors are standing for re-election. The Board of Directors of the Company has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominations Committee, each comprised of independent directors only.

 During fiscal year 2011, the Board of Directors held six meetings, the Audit Committee held four meetings; the Compensation Committee held two meetings and the Governance and Nominations Committee held three meetings.  During fiscal year 2011, the directors each attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of the committees of which they were a member, that were in each case held during each director's period of service.  The Company does not have a policy with regard to Board members' attendance at annual meetings of stockholders.  All of the eight Board members at the time attended the 2011 annual meeting of stockholders.

 American CareSource Holdings has a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all directors, officers and employees, which can be found at the Company's web site, www.anci-care.com.  All of our directors, officers and employees are expected to be familiar with the Code of Conduct and to adhere to those principles and procedures set forth in the Code of Conduct that apply to them.  The Company will post any amendments to the Code of Conduct, as well as any waivers that are required to be disclosed by the rules of either the SEC or the NASDAQ Stock Market (“NASDAQ”), on the Company's web site.

 The Company's Board of Directors has adopted Charters for the Audit Committee, Compensation Committee, and Governance and Nominations Committee of the Board of Directors. These documents can be found at the Company's web site, www.anci-care.com.

 A stockholder can also obtain a printed copy of any of the materials referred to above by contacting the Company at the following address:

 American CareSource Holdings, Inc.
 5429 Lyndon B. Johnson Freeway
 Suite 850
 Dallas, TX 75240
 Attention: Investor Relations
 Telephone: (972) 308-6830

 Board Leadership Structure

 In July 2011, our Board of Directors combined the roles of Chairman and Chief Executive Officer in one position.  Kenneth S. George currently serves as the Chairman of our Board of Directors and our Chief Executive Officer.  Our Board believes that this leadership structure provides the most efficient and effective leadership model for our company at this time by enhancing the ability of the Chairman and Chief Executive Officer to provide clear insight and direction of business strategies and plans to both the Board and management. The Board believes that it can most effectively perform its monitoring and oversight role by acting as a unified whole, with the Chairman also being a member of the management team, and that the advantages of having a CEO Chairman with extensive exposure to the inner workings of our Company (as compared to a relatively less informed independent Chairman) outweigh potential disadvantages. A single person, acting in the capacities of Chairman and Chief Executive Officer, provides unified leadership and focus.

 Board Oversight of Risk Management

 The Board of Directors believes that overseeing how management manages the various risks we face is one of its most important responsibilities to the Company's stakeholders. The Board believes that, in light of the interrelated nature of the Company's risks, oversight of risk management is ultimately the responsibility of the full Board.  In carrying out this critical responsibility, the Board meets multiple times annually with key members of management with primary responsibility for management of risk in their respective areas of responsibility and also receives regular reports on aspects of our risk management from senior representatives of our independent auditors, which are immediately communicated to management.

Director Independence

 We use the definition of “independence” set forth in Rule 5605(a)(2) of the NASDAQ Rules, as applicable and as may be modified or supplemented from time to time and the interpretations thereunder, to determine if the members of our Board of Directors are independent.  In making this determination, our Board of Directors considers, among other things, transactions and relationships between each director and his immediate family and the Company, including those reported in this proxy statement under the caption “Certain Relationships and Related Transactions.”  The purpose of this review is to determine whether any such relationships or transactions would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and would therefore be inconsistent with a determination that the directors are independent.  As a result of this review, our Board affirmatively determined, based on its understanding of such relationships and transactions, that the majority of the members of our Board of Directors, namely Sami S. Abbasi, Edward B. Berger, John N. Hatsopoulos, Derace L. Schaffer, M.D. and Richard W. Turner, Ph.D. are independent directors, and is expected to determine that Matthew P. Kinley is an independent director.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

 The Board of Directors has a separately-designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, which currently consists of Sami Abbasi (Chairman), Edward Berger and Richard Turner.  The purpose of the Audit Committee is to assist the Board of Directors' oversight of the Company's accounting and financial reporting processes and the audits of the Company's financial statements. No less frequently than annually, the Committee reviews its Charter to re-assess its adequacy and recommend any suggested changes to the Board for approval.  Under its Charter, the Audit Committee's responsibilities include:

•
appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent registered public accounting firm, including overseeing the independence and compensation of the independent registered public accounting firm who shall report directly to the Audit Committee;

•
reviewing and discussing with the Company's management and independent registered public accounting firm the Company's audited consolidated financial statements and considering whether it will recommend to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K;

•	directing the independent registered public accounting firm to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information;

•
discussing generally the types of information to be disclosed in the Company's earnings press releases, as well as in financial information and earnings guidance provided to analysts, rating agencies and others;

•
reviewing with the Company's management and independent registered public accounting firm the Company's quarterly financial statements, including the Company's disclosures under “Management's Discussion and Analysis of Financial Condition and Results of Operations”;

•
discussing with the independent registered public accounting firms the adequacy and effectiveness of the accounting and financial controls of the Company, and considering any recommendations for improvement of such internal controls and procedures;

•
establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	reviewing and approving all “related party transactions” on an ongoing basis; and

•	preparing an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

 The Audit Committee makes regular reports to the full Board of Directors.

 COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

 The Board of Directors has a Compensation Committee, which currently consists of John Hatsopolous (Chairman), Sami Abbasi and Derace Schaffer.  Our Compensation Committee makes regular reports to the full Board of Directors.  No less frequently than annually, the Committee reviews its Charter to re-assess its adequacy and recommend any suggested changes to the Board for approval.  Under its Charter, our Compensation Committee's responsibilities include:

•	evaluation of the performance of our Chief Executive Officer and determination of his compensation based upon his performance;

•	approval of the compensation of our executive officers and employment contracts for executive officers;

•	administration of our equity-based compensation plans, recommendations to the full Board regarding our equity-based compensation plans, and review and approval of all grants and awards thereunder;

•	review and approval of changes to our existing equity-based compensation plans, including recommendations to the full Board of changes that require stockholder approval; and

•	review and approval of changes to our health and welfare plans that involve a material change in costs or benefit levels.

  The Compensation Committee is generally empowered to review the performance and development of our management in achieving corporate goals and objectives and to assure that our senior executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of the appropriate regulatory bodies.  In furtherance of these goals, the Compensation Committee oversees, reviews and administers all compensation, equity and employee benefit plans and programs.  The Compensation Committee consults with the Chief Executive Officer as it deems appropriate and may invite the Chief Executive Officer to attend meetings of the Compensation Committee, provided that he does not participate in any deliberations or decision-making by the Compensation Committee establishing goals and objectives for the Chief Executive Officer, evaluating the performance of the Chief Executive Officer or fixing the compensation or recommendation of equity grants for the Chief Executive Officer.  The Compensation Committee considers individual and Company performance in determining salary and bonus levels consistent with a view to attracting and retaining qualified executives.

 The Compensation Committee's Charter authorizes the Compensation Committee to delegate any of its responsibilities to one or more subcommittees as it deems appropriate.  Each subcommittee must include one or more members of the Committee.  The Compensation Committee's Charter also authorizes the Compensation Committee to retain compensation consultants and other advisors to assist in its duties.

GOVERNANCE AND NOMINATIONS COMMITTEE OF THE BOARD OF DIRECTORS

 The Board of Directors has a Governance and Nominations Committee, which currently consists of Derace Schaffer (Chairman), John Hatsopolous and Richard Turner.

 Our Board of Directors and its Governance and Nominations Committee regularly evaluate the Company's approach to corporate governance in light of changing regulatory requirements and evolving best practices.

 The Governance and Nominations Committee makes regular reports to the Board of Directors.  The Committee, from time to time, reviews its Charter to re-assess its adequacy and recommends any suggested changes to the Board for approval.  Under its Charter, the Governance and Nominations Committee's responsibilities with respect to Board and Committee membership, Board evaluation, and succession planning include:

•
Selection of director nominees .  The Governance and Nominations Committee recommends to the Board of Directors nominees for election as directors at any meeting of stockholders and nominees to fill vacancies on the Board.  The Committee would consider candidates proposed by stockholders and will apply the same criteria and follow the same process in considering such candidates as it does when considering other candidates.  The Committee may adopt, in its discretion, separate procedures regarding director candidates proposed by our stockholders.  Director recommendations by stockholders must be in writing, include a resume of the candidate's business and personal background and include a signed consent that the candidate would be willing to be considered as a nominee to the Board and, if elected, would serve.  Such recommendation must be sent to the Company's Secretary at the Company's executive offices.  When it seeks nominees for directors, our Governance and Nominations Committee looks for candidates who it believes will contribute to the Board's operations and will represent the interests of the Company's stockholders.  The Committee generally considers a number of criteria when it is identifying and selecting candidates, such as high character and integrity, freedom from conflicts of interest, willingness and ability to devote sufficient time to the affairs of the Company, diligence in fulfilling the responsibilities of a director and committee member, capacity and desire to represent the balanced best interests of the stockholders as a whole and not primarily of a special interest group or constituency, past accomplishments, expertise in areas important to the Company's success and ability to interact well with other members of the Board.  The Board has not adopted a formal policy with respect to its consideration of diversity and does not follow any ratio or formula to determine the appropriate mix; rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of board service.

•
Review of requisite skills and criteria for new board members and board composition.   The Committee reviews with the entire Board of Directors, on an annual basis, the requisite skills and criteria for board candidates and the composition of the Board as a whole.

•
Hiring of search firms to identify director nominees.   The Committee has the authority to retain search firms to assist in identifying board candidates, approve the terms of the search firm's engagement, and cause the Company to pay the engaged search firm's engagement fee.

•	Selection of committee members. The Committee recommends to the Board of Directors on an annual basis the directors to be appointed to each committee of the Board of Directors.

•
Evaluation of the Board of Directors.   The Committee will oversee an annual self-evaluation of the Board of Directors and its committees to determine whether it and its committees are functioning effectively.

•
Succession of senior executives. The Committee will present an annual report to the Board of Directors on succession planning, including transitional Board leadership in the event of unplanned vacancies.

 The Governance and Nominations Committee may delegate any of its responsibilities to subcommittees as it deems appropriate.  The Committee is authorized to retain independent legal and other advisors, and conduct or authorize investigations into any matter within the scope of its duties.

REPORT OF THE AUDIT COMMITTEE 1

 As described more fully in its Charter, the function of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions.  Management, not the Audit Committee nor the independent registered public accounting firm, is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.  McGladrey & Pullen, LLP, the Company's independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with U.S. generally accepted auditing standards.

 The Audit Committee members are not professional accountants or registered public accounting firms, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.  The Audit Committee acts only in a board-level oversight capacity.  In its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firms, who, in their report, express an opinion on the conformity of the Company's annual financial statements to U.S. generally accepted accounting principles.

 Each of the directors who serve on the Audit Committee is “independent” within the meaning of the listing standards contained in the Company Guide of NASDAQ and Rule 10A-3(b) under the Securities Exchange Act of 1934.  That is, the Board of Directors has determined that none of Sami Abbasi, Richard Turner or Edward Berger has a relationship with the Company that may interfere with his independence from the Company and its management.  The Board of Directors has designated Sami Abbasi as the “Audit Committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934.  A copy of our Audit Committee Charter is available at the Company's web site, www.anci-care.com.

 In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2011, the Audit Committee:

•	reviewed and discussed the audited consolidated financial statements with the Company's management and the independent registered public accounting firms in separate sessions;

•
discussed with McGladrey & Pullen, LLP, the Company's independent registered public accounting firms, the matters required to be discussed by Statement of Auditing Standards No. 61 (as modified or supplemented), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T;

•
received the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented), as adopted by PCAOB in Rule 3600T, and discussed with McGladrey & Pullen, LLP the independence of McGladrey & Pullen, LLP; and

•
had private sessions, at each of its meetings in person or telephonically, with the Company's independent registered public accounting firm and, separately, with the Company's financial management team, at which candid discussions of financial management, accounting and internal control issues took place.

 Management has reviewed the audited consolidated financial statements in the Annual Report on Form 10-K with the Audit Committee, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.  In addressing the quality of management's accounting judgments, members of the Audit Committee asked for management's representations that the audited consolidated financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America.

 Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the American CareSource Holdings Annual Report on Form 10-K for the year ended December 31, 2011.

 Audit Committee
 Sami Abbasi (Chairman)
Edward Berger
Richard Turner

 ____________________________
1   The material in this report is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, in each case, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

 The Company encourages its stockholders to communicate with the Board of Directors.  The Board of Directors does not believe a formal process for stockholders to send communications to the Board of Directors is necessary because all stockholder communications will be circulated to all members of the Board and the Board does not screen stockholder communications.  All such communications should be directed to our Chairman and Chief Executive Officer, Kenneth S. George, who, in turn, will circulate the communications to the remaining members of the Board of Directors.

 DIRECTOR COMPENSATION

 The following table sets forth the cash and non-cash compensation of our non-management directors for the Company's fiscal year ended December 31, 2011. Compensation paid to our director and Chief Executive Officer, Kenneth George, and our director, President and Chief Operating Officer, William Simpson, is disclosed in the “Summary Compensation Table” in the section “Executives and Executive Compensation.”  In the paragraph following the table and footnotes, we describe our standard compensation arrangement for service on the Board of Directors and Board committees.

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)	Total ($)

Sami S. Abbasi (3)	$25,000	$—	$25,000
Edward B. Berger (3)	15,000	—	15,000
John W. Colloton (2)	8,250	—	8,250
John N. Hatsopoulos (3)	21,000	—	21,000
Matthew P. Kinley(3)(4)	—	2,535	2,535
John Pappajohn (3)	16,000	—	16,000
Derace L. Schaffer (3)	17,250	—	17,250
Richard W. Turner (3) (5)	8,000	3,740	11,740

(1)	Represents the aggregate grant date fair value of awards granted in 2011 and calculated in accordance with Accounting Standards Codification Topic 718, Stock Compensation (“ACS 718”).

(2)	Mr. Colloton retired from our Board of Directors in June 2011.

(3)	The aggregate number of options and unvested restricted stock units (“RSUs”) outstanding at December 31, 2011, for Mr. Abbasi is 35,000 and 1,989, respectively.

The aggregate number of options and RSUs outstanding at December 31, 2011, for Mr. Berger is 310,000 and 1,989, respectively.

The aggregate number of options and RSUs outstanding at December 31, 2011 for Mr. Hatsopoulos is 75,000 and 1,989, respectively.

The aggregate number of options outstanding at December 31, 2011 for Mr. Kinley is 38,117.

The aggregate number of options and RSUs outstanding at December 31, 2011 for Mr. Pappajohn is 81,233 and 1,989, respectively.

The aggregate number of options and RSUs outstanding at December 31, 2011 for Dr. Schaffer is 81,233 and 1,989, respectively.

The aggregate number of options outstanding at December 31, 2011 for Mr. Turner is 10,000.

The aggregate number of options and RSUs outstanding at December 31, 2011 for Mr. George is 241,233 and 1,989, respectively.

The aggregate number of options outstanding at December 31, 2011 for Mr. Simpson is 225,000.

(4)	Mr. Kinley was elected to our Board of Directors on December 19, 2011.

(5)	Mr. Turner was elected to our Board of Directors on June 30, 2011.

 During 2011, the Board of Directors was compensated under our director compensation policy, which includes a $10,000 annual retainer paid to each director, except for the Chairman of the Board.  In addition, the chair of the Audit Committee received $10,000, the chair of the Compensation Committee received $5,000 and the chair of the Nominating and Governance Committee received $2,500.  Furthermore, each non-management director received $1,000 for each board meeting attended and for any conference call over three hours, held in 2011.   Unlike in previous years, however, our Board did not receive an annual option or RSU grant in 2011.  Messrs. Turner and Kinley each received one-time grants of options to purchase 10,000 shares upon joining the Board of Directors in 2011.  Finally, Kenneth S. George and William J. Simpson, Jr. received the additional option grants and fees disclosed in the footnotes to the “Summary Compensation Table” below.

EXECUTIVES AND EXECUTIVE COMPENSATION

Executive Officers

 Our executive officers are not appointed for fixed terms.  The following are biographical summaries of our executive officers (except Kenneth S. George and William J. Simpson, for whom biographical summaries appear above):

Rost A. Ginevich, 48.  Mr. Ginevich joined the Company in March 2008 as our Chief Information Officer and is primarily responsible for development and execution of the Company's information technology strategy.  Mr. Ginevich has over 20 years of information technology experience.  Before joining the Company, from October 2007 through March 2008, Mr. Ginevich served as a Director at West Monroe Partners, a full-service business and technology consulting firm.  From March 2006 through October 2007, Mr. Ginevich was Chief Information Officer for Kitty Hawk, an AMEX-listed cargo transportation company.  From 2002 to 2006, he was with IBM Business Consulting Services, where he managed business development and execution of large consulting engagements for clients in various industries.  Mr. Ginevich earned a Bachelor of Science Degree in Computer Science and a Masters in Business Administration from Oklahoma State University.  He has written extensively on topics related to information technology.

M. Cornelia Outten, 53.  Ms. Outten joined the Company as Vice President of Provider Development in February 2008. Prior to joining the Company, Ms. Outten served as Senior Vice President, Provider Networks for Interplan Health Group, a national healthcare management company. From 2002 to 2004, she was Executive Vice President and Chief Operating Officer of JBC Healthcare Partners, LLC, a regional PPO retiree medical program in San Diego, California. Ms. Outten has previously held healthcare management positions for hospital systems, including HCA Healthcare and Greenville Hospital System, and brings nearly 25 years healthcare industry experience to the Company. She graduated from Salem College with a Bachelor of Arts Degree in Sociology and Economics and earned a Masters in Health Administration, with a concentration on Fiscal Management, from Tulane University.

Elizabeth A. Smith, 50. Ms. Smith was appointed Vice President of Operations in January 2009.  She originally joined the Company as Director of Operations in June of 2004.  Ms. Smith has over 20 years of experience in the healthcare industry, specializing in management, operations, claims administration, and system integration to optimize workflows and revenue streams.  Prior to joining the Company, she served as Quality Manager for Tenet Healthcare’s Home Health Division from 2002 to 2004.  From 1997 to 2001, she was Business Services Manager for Visiting Nurse Association of Texas, a non-profit Home Health, Hospice, and community support provider.  Ms. Smith earned a Bachelor of Business Administration with a concentration in Management from the University of Texas at Arlington.

Matthew D. Thompson, 41.  Mr. Thompson was appointed Vice President - Finance and Interim Chief Financial Officer in March 2010, and Chief Financial Officer in June 2010.  Mr. Thompson joined the Company as Controller and Principal Accounting Officer in April 2008.   Prior to joining the Company, Mr. Thompson was Director of Financial Reporting at Highland Financial Partners, L.P., an affiliate of Highland Capital Management L.P., in Dallas, Texas from September 2007 through April 2008.  Prior to that, he spent nine years with publicly-held Tyler Technologies, Inc., a Dallas-based leading provider of integrated, end-to-end information management solutions and services to local governments. While there, Mr. Thompson served in various financial management positions, most recently as Division Controller of Tyler's Courts & Justice and Appraisal & Tax Divisions from March 2005 through August 2007. Before joining Tyler Technologies, Mr. Thompson spent five years with Ernst & Young LLP.  Mr. Thompson, a Certified Public Accountant, earned his Bachelor's of Business Administration degree from Baylor University in Waco, Texas.

SUMMARY COMPENSATION TABLE

 The following table and footnotes set forth information, for the fiscal years ended December 31, 2011 and 2010, concerning the compensation awarded to, earned by or paid to: (i) each person who served as our principal executive officer during the fiscal year ended December 31, 2011, (ii) the two most highly compensated executive officers, other than the principal executive officer, who received compensation in excess of $100,000 during the fiscal year ended December 31, 2011 and were serving as executive officers at December 31, 2011 (collectively with the principal executive officers referred to as the “Named Executive Officers” throughout this proxy statement), (iii) our Chief Financial Officer and (iv) our President and Chief Operating Officer.

Name and Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Option Award (3) ($)	Stock Award (3) ($)	Non-equity Incentive Plan Compensation (2) ($)	All Other Compensation (4) ($)	Total ($)

David S. Boone, (5)	2011	182,000	—	—	—	—	160,894	342,894
President and Chief Executive Officer	2010	312,000	—	8,891	—	—	20,555	341,446

M. Cornelia Outten,	2011	195,700	—	—	—	—	8,350	204,050
Vice President of Provider Development	2010	194,038	—	115,150	—	—	8,291	317,479

Rost A. Ginevich,	2011	185,640	—	—	—	—	8,322	193,962
Chief Information Officer	2010	183,558	—	115,150	—	—	7,925	306,633

Matthew D. Thompson, (6)	2011	185,000	—	—	—	—	8,743	193,743
Chief Financial Officer	2010	152,436	—	108,376	—	—	7,955	268,767

Kenneth S. George, (7)	2011	—	—	21,760	—	—	114,811	136,571
Chief Executive Officer	2010	—	—	169,336	—	—	83,250	252,586

William J. Simpson, Jr. (8)	2011	243,561	—	43,520	—	—	1,375	288,456
President and Chief Operating Officer	2010	11,063	—	108,348	—	—	20,667	140,077

(1)	Includes amounts deferred pursuant to salary reduction arrangements under the Company's 401(k) Profit Sharing Plan.

(2)	No bonuses were paid with respect to 2010 or 2011.

(3)
The amount reflected in the table represents the aggregate grant date fair value of equity incentive awards granted and calculated in accordance with FASB ASC Topic 718 (formerly FAS 123R).   For additional information on the valuation assumptions refer to Note 8, “Stock Based Compensation” of the American CareSource Holdings' financial statements in the Form 10-K for the year ended December 31, 2011, as filed with the SEC. This fair value does not represent cash received by the executive in the year reported, but potential earnings contingent on the Company's future performance. Stock option and RSU grants are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Equity awards add value to the recipient only when stockholders benefit from stock price appreciation and, as such, further align management's interest with those of our stockholders. The options granted to the executive officers (not including Messrs. George and Simpson) in 2010 vest over a five-year period, have an exercise price of $2.04 per share, are subject to customary anti-dilution adjustments and expire on April 9, 2020.  Option grants to Messrs. George and Simpson are described in footnotes (7) and (8), respectively.

(4)	Except as otherwise disclosed in footnotes (5), (7), and (8), “All Other Compensation” consists of 401(k) contribution match, cellular phone reimbursement and fitness club dues.

(5)
Mr. Boone resigned from his positions as President, Chief Executive Officer and director on July 25, 2011. Included in his “All Other Compensation” is severance paid to him for the remainder of 2011 of $130,000 and unused vacation of $15,206.

(6)
Mr. Thompson was appointed to Chief Financial Officer in June 2010, at which time his annual salary was increased to $165,000.  Effective January 1, 2011, Mr. Thompson’s annual salary was increased to $185,000.

(7)
Mr. George, a member of our Board of Directors, was appointed to Chief Executive Officer on July 25, 2011. The 2010 and 2011 amounts disclosed in the column “All Other Compensation” for Mr. George includes $77,000 and $83,250 in cash fees that Mr. George earned as a non-management director in 2010 and 2011, respectively, prior to being appointed our Chief Executive Officer.   The 2011 amount disclosed in the column “All Other Compensation” for Mr. George includes an additional $37,500 in cash consulting fees that Mr. George earned as Chief Executive Officer (his annualized consulting fee is $150,000). In connection with his appointment as Chairman of the Board of Directors in March 2010, Kenneth S. George was granted options to purchase 100,000 shares of the Company's common stock, with an exercise price of $1.83. The fair value of the options was determined to be $1.15 using the Black-Scholes-Merton valuation model. The options were granted under the Company's 2005 Stock Option Plan and vest in equal successive monthly installments over a 36-month period at a rate of 1/36th of the grant total, beginning one month after the grant date. On November 1, 2010, the Board granted Mr. George (i) options to purchase 50,000 shares of common stock, at an exercise price of $1.49 and (ii) an increase in his director fee to reflect increased responsibilities assumed by Mr. George as Chairman of the Board. The fair value of the options was determined to be $0.90 using the Black-Scholes-Merton valuation model. The stock options were granted under the 2005 Stock Option Plan and vest in equal successive monthly installments over a 36-month period at a rate of 1/36th of the grant total per month starting one month after the grant date.  On August 22, 2011, the Board granted Mr. George options to purchase 50,000 shares of the Company's common stock, with an exercise price of $0.73. The fair value of the options was determined to be $21,760 using the Black-Scholes-Merton valuation model. The options were granted under the Company's 2005 Stock Option Plan and vest over a 4-year period with 1/3 vesting immediately and the remaining 2/3 vesting monthly over a 36-month period beginning one year after the grant date.

(8)
Mr. Simpson was appointed to our Board of Directors on October 21, 2010 and appointed to the position of Chief Operating Officer of the Company on December 13, 2010.  The 2010 amount disclosed in the "All Other Compensation" column for Mr. Simpson includes $20,667 in cash fees Mr. Simpson earned as a non-management director prior to being appointed our Chief Operating Officer. In connection with his appointment to the Board, on November 1, 2010, Mr. Simpson was granted options to purchase 25,000 shares of common stock at an exercise price of $1.49. The fair value of the options was determined to be $0.90 using the Black-Scholes-Merton valuation model. The stock options were granted under the 2005 Stock Option Plan and vest in equal successive monthly installments over a 36-month period at a rate of 1/36th of the grant total per month starting one month after the grant date. In connection with his appointment to Chief Operating Officer, on December 13, 2010 Mr. Simpson received an annualized salary of $225,000 and options to purchase 100,000 shares of common stock at an exercise price of $1.40. The fair value of the options was determined to be $0.86 using the Black-Scholes-Merton valuation model. The stock options were granted under the 2005 Stock Option Plan and vest over a 4 year period with 1/3 vesting immediately and the remaining 2/3 vesting monthly over a 36-month period beginning one year after the date of grant. On August 22, 2011, the Board granted Mr. Simpson options to purchase 100,000 shares of the Company's common stock, with an exercise price of $0.73. The fair value of the options was determined to be $43,520 using the Black-Scholes-Merton valuation model. The options were granted under the Company's 2005 Stock Option Plan and vest over a 4-year period with 1/3 vesting immediately and the remaining 2/3 vesting monthly over a 36-month period beginning one year after the grant date.  In addition, Mr. Simpson’s annual salary was increased to $295,000.

 Some of our executive officers may be entitled to receive certain benefits in the event of the termination of their employment or a change of control of the Company.  These arrangements are described in more detail below under the heading “Compensation Arrangements.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

 The following table sets forth certain information relating to equity awards for each Named Executive Officer, as well as for our Chief Financial Officer, outstanding on December 31, 2011.  The table does not give effect to grants of options that occurred after December 31, 2011.

	Option Awards					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of units of stock that have not vested	Market Value of units of stock that have not vested ($)

David S. Boone (10)	—	—	—	—		—	—
M. Cornelia Outten	129,375	5,625	2.68	2/12/2018	(2)	—	—
	42,188	2,812	3.29	3/26/2018	(2)	—	—
	—	—	7.02	3/10/2019		675	290	(5)
	17,000	68,000	2.04	4/9/2020	(6)	—	—
Rost A. Ginevich	98,542	11,458	4.20	5/5/2018	(6)	—	—
	4,125	3,375	7.02	3/10/2019	(3)	—	—
	17,000	68,000	2.04	4/9/2020	(6)	—	—
Matthew D. Thompson	37,500	12,500	4.20	5/5/2018	(8)	—	—
	—	—	7.02	3/10/2019		2,238	962	(9)
	16,000	64,000	2.04	4/9/2020	(6)	—	—
Kenneth S. George (11)	16,233	—	0.31	5/1/2015	(1)	—	—
	15,000	—	1.82	5/24/2017	(1)	—	—
	—	—	7.21	5/19/2019		1,989	855	(12)
	58,333	41,667	1.83	3/24/2020	(1)	—	—
	2,833	7,167	1.39	7/20/2020	(4)	—	—
	18,056	31,944	1.49	11/1/2020	(1)	—	—
	16,665	33,335	0.73	8/22/2021	(13)	—	—
William J. Simpson, Jr. (14)	13,194	11,806	1.49	11/1/2020	(1)	—	—
	44,442	55,558	1.40	12/13/2020	(13)	—	—
	33,333	66,667	0.73	8/22/2021	(13)	—	—

(1)	These options vest/vested as follows: equal successive monthly installments over a 36-month period at a rate of 1/36th of the grant total per month starting one month after the grant date.

(2)
These options vest/vested as follows: 1/4 after one year from the grant date with the remaining vesting in equal successive monthly installments over a 36-month period at a rate of 1/36th per month starting one year after the grant date.

(3)	These options vest/vested as follows: equal successive monthly installments over a 60-month period at a rate of 1/60th of the grant total per month starting one month after the grant date.

(4)	These options vest/vested as follows: equal successive monthly installments over a 60-month period at a rate of 1/60th of the grant total per month starting one month after the grant date.

(5)	These stock awards vest as follows: 675 vest in equal successive monthly installments of 25, concluding on March 10, 2014.

(6)	These options vest/vested as follows: equal successive annual installments over a 5-year period at a rate of 1/5th of the grant total per year starting one year after the grant date.

(7)	Intentionally omitted.

(8)	These options vest/vested as follows: equal successive annual installments over a 4-year period at a rate of 1/4th of the grant total per year starting one year after the grant date.

(9)	These stock awards vest as follows: equal successive annual installments, concluding on March 10, 2014.

(10)	Mr. Boone resigned from his positions as President, Chief Executive Officer and director on July 25, 2011.

(11)	Mr. George was appointed to Chief Executive Officer on July 25, 2011.

(12)	These stock awards vest as follows: equal successive annual installments, concluding on May 19, 2014.

(13)	These options vest/vested as follows: 1/3 vesting immediately and the remaining 2/3 vesting monthly over a 36-month period beginning one year after the grant date.

(14)	Mr. Simpson was appointed to President on July 25, 2011.

2009 Equity Incentive Plan

 On March 10, 2009, the Board adopted the American CareSource Holdings, Inc. 2009 Equity Incentive Plan, which was approved at the 2009 annual shareholder meeting and became effective on March 10, 2009.

 2005 Stock Option Plan

 The 2005 Stock Option Plan was adopted by the Board of Directors on January 17, 2005, and at our 2007 annual meeting, the Company's stockholders approved an amendment and restatement of the 2005 Stock Option Plan.  On November 14, 2008, the Board of Directors unanimously approved an increase in the number of shares available for grant under the 2005 Stock Option Plan from 3,249,329 shares to 3,749,329 shares, which was approved by the Company's stockholders at the 2009 annual meeting.

 On July 20, 2010, the Board adopted a ministerial amendment to the 2005 Stock Option Plan intended to conform that plan to the 2009 Stock Option Plan, by permitting, to the extent provided in a stock option (other than incentive stock options), the transfer without consideration of such stock option by a director to his or her immediate family member or a trust benefiting or partnership owned by such director or immediate family member.

 401(k) Profit Sharing Plan

 Since August 1, 2007, the Company has offered a 401(k) Profit Sharing Plan to its employees.  All full-time, permanent employees are eligible to participate in the 401(k) Profit Sharing Plan.  During the year ended December 31, 2011, the Company contributed approximately $120,000 to the 401(k) Profit Sharing Plan.  The Company's executive officers are eligible to participate in the 401(k) Profit Sharing Plan on the same basis as its other employees.  Commencing in April 2008, the Company matched contributions to the account of each participating employee equal to 50% of the first 4% of salary contributed by an employee to his or her 401(k) account during a plan year.  Beginning in 2009, the Company commenced matching 100% of the first 1% and 50% of the next 5% of salary contributed by each employee.

 Compensation Arrangements

 Employment Agreements with Named Executive Officers, Chief Financial Officer and Chief Operating Officer

 David S. Boone

 In connection with his resignation on July 25, 2011, Mr. Boone entered into a severance agreement and general release with the Company, effective that day. Under the agreement, Mr. Boone will receive, in addition to any base compensation owed and earned but unused vacation pay, severance payments over a six month period that in the aggregate equal six months’ worth of his annual base compensation, and has the right to continue participation in the Company-sponsored group health insurance plan in accordance with COBRA. In addition, the terms of his vested but unexercised stock options will be extended to the date that is 60 days from the date of the public release by the Company of its earnings for the quarter ended June 30, 2011.

The employment agreement under which Mr. Boone served as the Company's President and Chief Executive Officer was dated May 1, 2005 and had an initial term of one (1) year with automatic one (1) year renewal periods.  The employment agreement provided that, Mr. Boone (i) would be paid $200,000 annually beginning on the “Commencement Date” (Mr. Boone's salary at the time of his resignation was $312,000); (ii) was eligible for a bonus to be determined by the Board of Directors in its sole discretion; (iii) was eligible to receive stock option grants from the Company as determined by the Board of Directors; and (iv) was eligible to participate in the Company's standard benefits package.  Mr. Boone also received a grant of 160,000 stock options in connection with the commencement of his employment with the Company, which vested one-third on the first anniversary of the employment agreement, with the balance vesting monthly over the following 36 months.

 The employment agreement also provided that Mr. Boone cannot, directly or indirectly, in any capacity, provide services to any person or entity which competes with the Company, unless he obtained the Company's prior written consent for a period of twelve (12) months following his termination (with or without “cause”) or resignation (with or without “good reason”), as the case may be.

 The employment agreement provided that, in the event that Mr. Boone was terminated without “cause” (as such term was defined under the employment agreement) or due to disability or if Mr. Boone terminated his employment for “good reason” (as such term was defined under the employment agreement), he would be entitled to monthly payments equal to his then applicable monthly base salary, excluding bonus, for a period of six months following the termination of his employment.  Additionally, the employment agreement provided that in the event of a “change of control” (as such term was defined under the employment agreement) of the Company, all options and other equity incentives then granted to Mr. Boone, if any, which were unvested at the date of the change of control would immediately vest and be exercisable. In addition, in lieu of the six-months of severance payments otherwise applicable under the employment agreement, in the event of a change of control and related termination of Mr. Boone's employment, whether by the Company, with or without cause, or by Mr. Boone, with or without good reason, in each case within twelve months following the change of control, the Company would promptly pay to Mr. Boone, in addition to his base salary and bonus earned and unpaid through the date of termination of his employment, a lump sum payment equal to six months' of his then current base salary.

Matthew D. Thompson

 The Company is a party to an employment agreement dated April 15, 2011 with its Chief Financial Officer, Matthew D. Thompson, which has an initial term of one (1) year with automatic one (1) year renewal periods.  The employment agreement provides that Mr. Thompson (i) will be paid $185,000 annually beginning on the “Commencement Date”; (ii) is eligible for a bonus to be determined by the Board of Directors in its sole discretion; (iii) is eligible to receive stock option grants from the Company as determined by the Board of Directors; and (iv) is eligible to participate in the Company's standard benefits package.  The employment agreement also provides that, in the event that Mr. Thompson is terminated within twelve (12) months of a “Change of Control” of the Company without “cause” or Mr. Thompson leaves the Company for “good reason” within twelve (12) months of a “Change of Control” of the Company, he shall be entitled to receive, immediately upon such termination or resignation as the case may be, (i) a lump sum payment from the Company equal to six (6) months salary; (ii) a pro rata bonus earned for the then-current year; and (ii) immediate vesting of 100% of his stock options.  In addition, if Mr. Thompson is terminated without “cause” or he leaves the Company for “good reason”, he shall be entitled to (i) severance in an amount equal to six (6) months salary which shall be paid in one lump sum immediately upon termination or resignation as the case may be; (ii) a pro rata bonus earned for the then-current year and (iii) all of the benefits that the Company customarily provides its employees for a period of six (6) months following such termination or resignation, as the case may be.

 The employment agreement also provides that Mr. Thompson cannot, directly or indirectly, in any capacity, provide services to any person or entity which competes with the Company, unless he obtains the Company's prior written consent for a period of (i) twelve (12) months if he is terminated for “cause” or he leaves the Company without “good reason” or (ii) six (6) months if he is terminated without “cause” or he leaves the Company for “good reason”.

 William J. Simpson, Jr.

 The Company is a party to an employment agreement dated April 15, 2011 with its Chief Operating Officer, William J. Simpson, Jr., which has an initial term of one (1) year with automatic one (1) year renewal periods.  The employment agreement provides that Mr. Simpson (i) will be paid $225,000 annually beginning on the “Commencement Date” (Mr. Simpson's current salary is $295,000); (ii) is eligible for a bonus to be determined by the Board of Directors in its sole discretion; (iii) is eligible to receive stock option grants from the Company as determined by the Board of Directors; and (iv) is eligible to participate in the Company's standard benefits package.  The employment agreement also provides that, in the event that Mr. Simpson is terminated within twelve (12) months of a “Change of Control” of the Company without “cause” or Mr. Simpson leaves the Company for “good reason” within twelve (12) months of a “Change of Control” of the Company, he shall be entitled to receive, immediately upon such termination or resignation, as the case may be, (i) a lump sum payment from the Company equal to six (6) months salary; (ii) a pro rata bonus earned for the then-current year; and (iii) immediate vesting of 100% of his stock options.  In addition, if Mr. Simpson is terminated without “cause” or he leaves the Company for “good reason”, he shall be entitled to (i) severance in an amount equal to six (6) months salary which shall be paid in one lump sum immediately upon termination or resignation, as the case may be; (ii) a pro rata bonus earned for the then-current year and (iii) all of the benefits that the Company customarily provides its employees for a period of six (6) months following such termination or resignation, as the case may be.

 The employment agreement also provides that Mr. Simpson cannot, directly or indirectly, in any capacity, provide services to any person or entity which competes with the Company, unless he obtains the Company's prior written consent for a period of (i) twelve (12) months if he is terminated for “cause” or he leaves the Company without “good reason” or (ii) six (6) months if he is terminated without “cause” or he leaves the Company for “good reason”.

Cornelia Outten

 The Company is a party to an employment letter dated January 29, 2008 with its Vice President of Provider Development, Cornelia Outten.  The employment letter provides that Ms. Outten (i) will be paid $185,000 annually beginning on the date of the employment letter (Ms. Outten's current salary is $195,700); (ii) is eligible for a bonus of up to 50% of her annual salary based on the achievement of goals approved by the Board of Directors; (iii) shall receive a one-time payment of up to $35,000 to cover relocation expenses plus Company-paid travel of up to six (6) flights to and from Dallas to San Diego during such relocation; and (iv) is eligible to participate in the Company's standard benefit package.  Ms. Outten also received a grant of 135,000 stock options in connection with the commencement of her employment with the Company which vests annually over 4 years beginning on the first anniversary of the employment letter.

Rost Ginevich

 The Company is a party to an employment letter dated March 6, 2008 with its Chief Information Officer, Rost Ginevich.  The employment letter provides that Mr. Ginevich (i) will be paid $175,000 annually beginning on the date of the employment letter (Mr. Ginevich's current salary is $185,640); (ii) is eligible for a bonus of up to 50% of his annual salary based on the achievement of goals approved by the Board of Directors; and (iii) is eligible to participate in the Company's standard benefit package.  Mr. Ginevich also received a grant of 110,000 stock options in connection with the commencement of his employment with the Company which vests 25% on the first anniversary of the employment letter and the balance vesting monthly over the following 36 months.  The employment letter also provides that, in the event that Mr. Ginevich is terminated as a result of a “Change of Control” of the Company, he shall be entitled to receive, within thirty (30) days following such termination, (i) a lump sum payment from the Company equal to three (3) months of compensation; (ii) a pro rata bonus earned for the then-current year; (iii) all of the benefits that the Company customarily provides its employees for a period of three (3) months following such termination; and (iv) immediate vesting of 100% of the stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Other than the following transactions and other as disclosed pursuant to Item 402 of Regulation S-K in the sections “Director Compensation” and “Executives and Executive Compensation” above, no reportable transactions as described in Item 404(a) of Regulation S-K took place in the years ended December 31, 2011 and December 31, 2010.

 On August 15, 2010, our director John Pappajohn exercised a warrant to purchase 320,248 shares of our common stock at an exercise price of $0.49 per share for a total exercise price of $156,922.  On the same day, our director Derace Schaffer effected a net issue exercise of a warrant to purchase 144,238 shares of our common stock, as a result of which, based on a closing price of our common stock of $1.51 per share on August 13, 2010, Dr. Schaffer received 97,432 shares of common stock, while 46,806 shares of common stock were withheld in lieu of payment of the exercise price.

 During 2010 and 2011, the Company provided Principal Life Insurance Company (“Principal”), a beneficial holder of 10% of our outstanding common stock, access to its network of ancillary services providers in the normal course of its business pursuant to an agreement between the Company and Principal.  The Company generated revenue under the contract of approximately $2.6 million in 2011 and $2.3 million in 2010.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

 Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and the persons who beneficially own more than ten percent of any class of our equity securities, to file reports of ownership and changes in ownership with the SEC.  Based solely on our review of copies of these reports filed with the SEC, we believe there has been compliance with all Section 16(a) filing requirements applicable to such directors, executive officers and 10% beneficial owners for 2011, except that the following officers, directors and/or 10% beneficial owners did not file certain reports under Section 16(a) on a timely basis during 2011: Matthew Thompson (one Form 4) and William Simpson (one Form 4).

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth certain information regarding the beneficial ownership of the shares of American CareSource Holdings' common stock as of April 17, 2012, (i) by each person American CareSource Holdings knows to be the beneficial owner of 5% or more of the outstanding shares of common stock of American CareSource Holdings, (ii) the current Chief Executive Officer and each other Named Executive Officer listed in the Summary Compensation Table above, (iii) each director and nominee for director of American CareSource Holdings and (iv) all executive officers and directors of American CareSource Holdings as a group.  As of April 17, 2012, there were outstanding 17,121,450 shares of common stock, warrants to purchase 291,667 shares of common stock, stock options exercisable to purchase 1,433,006 shares of common stock, and restricted stock units convertible into 3,957 shares of common stock.

 Unless otherwise noted, the business address of all the individuals and entities named in this table is c/o American CareSource Holdings, Inc., 5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas  75240.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Common Stock Owned

John Pappajohn (2)	5,186,017	30.2%
Principal Life Insurance Company (3) 711 High Street Des Moines, Iowa 50392	1,691,065	9.9%
Derace L. Schaffer (4)	1,021,721	5.9%
Edward B. Berger (6)	409,396	2.3%
Kenneth S. George (7)	363,178	2.1%
M. Cornelia Outten (8)	247,533	1.4%
Matthew P. Kinley (15)	199,988	1.2%
Rost A. Ginevich (9)	158,035	*
Matthew D. Thompson (10)	109,268	*
John N. Hatsopoulos (12)	70,683	*
William J. Simpson, Jr. (13)	99,969	*
Elizabeth A. Smith (16)	69,606	*
Sami Abbasi (14)	30,683	*
David S. Boone (5)	36,342	*
Richard W. Turner (11)	1,333	*
All Executive Officers and Directors as a Group (13 persons) (17)	7,967,410	43.2%
 *    Represents less than 1% of the shares outstanding

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 as amended, such that the number of shares beneficially owned is deemed to include shares of the Company's common stock as to which the beneficial owner has or shares either voting or investment power. Except as indicated by footnotes and subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by him or her. As provided by Rule 13d-3, each such person's percentage ownership is determined by assuming that the options, warrants or convertible securities that are held by such person and which are exercisable or convertible within 60 days of April 17, 2012, have been exercised or converted, as the case may be. For purposes of the beneficial ownership table and the accompanying footnotes, the Company deems the shares underlying restricted stock units (RSUs) to be beneficially owned by a stockholder only if the RSUs have vested or will vest within 60 days of April 17, 2012, despite the fact that delivery of such shares generally does not occur until a later time.

(2)
Includes 5,111,117 shares of American CareSource Holdings' outstanding common stock beneficially owned by Mr. Pappajohn, of which 5,045,742 shares are owned by Mr. Pappajohn directly, 50,375 shares are owned by Equity Dynamics, Inc. (an entity solely owned by Mr. Pappajohn), and 15,000 shares are owned by Halkis, Ltd. (an entity solely owned by Mr. Pappajohn). Also includes 74,900 shares of the Company's common stock issuable upon the exercise of options but does not include 1,317 shares of common stock underlying unvested restricted stock units that will not vest within 60 days of April 17, 2012. The number of shares included in the table above does not include 15,000 shares owned by Mr. Pappajohn's wife and 15,000 shares owned by Thebes, Ltd (an entity solely owned by Mr. Pappajohn's wife), with respect to which Mr. Pappajohn does not have voting or investment power.

(3)
All information regarding Principal Life Insurance Company ("PLIC") is based on information disclosed in a Statement on Schedule 13G/A (the "Principal Life 13G/A") filed with the SEC on March 9, 2009.  The Principal Life 13G/A states that, by virtue of its ultimate ownership and control of PLIC, Principal Financial Group, Inc. (PFG) may be deemed to be the indirect beneficial owner of such shares within the meaning of Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended. As such, voting and investment power over the shares listed above is shared between PLIC and PFG. The address for both PLIC and PFG is 711 High Street, Des Moines, IA 50392-0088.

(4)
Includes 74,900 shares of the Company's common stock issuable upon the exercise of options but does not include 1,317 shares of common stock underlying unvested restricted stock units that will not vest within 60 days of April 17, 2012.

(5)	Mr. Boone resigned from his positions as President, Chief Executive Officer and director on July 25, 2011. He is not included in the total for "All Executive Officers and Directors as a Group".

(6)
Includes 105,729 shares of American CareSource Holdings' common stock beneficially owned by Mr. Berger, of which 75,967 shares are owned by Mr. Berger directly and 29,762 shares are owned by Tucson Traditions LLC (an entity in which Mr. Berger has a 33-1/3% ownership interest). Also includes 303,667 shares of the Company's common stock issuable upon the exercise of options but does not include 1,317 shares of common stock underlying unvested restricted stock units that will not vest within 60 days of April 17, 2012.

(7)
Includes 150,178 shares of the Company's common stock issuable upon the exercise of options but does not include 1,317 shares of common stock underlying unvested restricted stock units that will not vest within 60 days of April 17, 2012.

(8)
Includes 214,167 shares of the Company's common stock issuable upon the exercise of options and 2,012 shares of common stock underlying restricted stock units that have or will have vested within 60 days of April 17, 2012.

(9)
Includes 148,875 shares of the Company's common stock issuable upon the exercise of options and 1,197 shares of common stock underlying restricted stock units that have or will have vested within 60 days of April 17, 2012.

(10)
Includes 82,000 shares of the Company's common stock issuable upon the exercise of options but does not include 1,482 shares of common stock underlying unvested restricted stock units that will not vest within 60 days of April 17, 2012.

(11)
Dr. Turner was appointed to the Company's Board of Directors in June 2011.  Includes 1,333 shares of the Company’s common stock issuable upon the exercise of options (which are exercisable within 60 days of April 17, 2012).

(12)
Includes 68,667 shares of the Company's common stock issuable upon the exercise of options but does not include 1,317 shares of common stock underlying unvested restricted stock units that will not vest within 60 days of April 17, 2012.

(13)	Includes 90,969 shares of the Company's common stock issuable upon the exercise of options (which are exercisable within 60 days of April 17, 2012).

(14)
Includes 28,667 shares of the Company's common stock issuable upon the exercise of options but does not include 1,317 shares of common stock underlying unvested restricted stock units that will not vest within 60 days of April 17, 2012.

(15)	Includes 28,950 shares of the Company’s common stock issuable upon the exercise of options (which are exercisable within 60 days of April 17, 2012.)
(16)	Includes 69,606 shares of the Company’s common stock issuable upon the exercise of options (which are exercisable within 60 days of April 17, 2012.)

(17)
Includes 1,336,879 shares of the Company's common stock issuable upon the exercise of options but does not include 12,593 shares of common stock underlying unvested restricted stock units that will not vest within 60 days of April 17, 2012.

PROPOSAL 2

APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A
REVERSE STOCK SPLIT

Purpose of Reverse Split

On September 21, 2011, we received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) stating that for 30 consecutive business days immediately preceding the date of the letter our common stock did not maintain a minimum closing bid price of $1.00 per share (“Minimum Bid Price Requirement”) as required by NASDAQ Listing Rule 5550(a)(2).  We were provided 180 calendar days, or until March 19, 2012, to regain compliance.

In a letter dated March 20, 2012, NASDAQ notified us that, although we had not regained compliance with the Minimum Bid Price Requirement by March 19, 2012, we were eligible for an additional 180-day period to regain compliance with the Minimum Bid Price Requirement, or until September 17, 2012.  Our eligibility was based on meeting the continued listing requirements for market value of publicly held shares and all other applicable standards for initial listing on the NASDAQ (except for the Minimum Bid Price Requirement) and having notified NASDAQ of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.  If we cannot demonstrate compliance by September 17, 2012, NASDAQ will provide written notification that our common stock will be delisted.

The Board feels positive about the measures that the Company has implemented over the past years; however, neither the Company nor the Board can control the reaction of the stock market to the Company’s activities.  The Board therefore feels that it is most prudent and in the best interest of the stockholders of the Company to provide the flexibility to the Board to effect a reverse split of the Company’s common stock (the “Reverse Split”) in order to ensure that the Company maintains its listing on the NASDAQ.

The Board has therefore recommended that the stockholders grant authority to the Board to effect the Reverse Split, if the Board, in its sole discretion, deems such Reverse Split necessary to regain compliance with the Minimum Bid Price Requirement.  If the Board decides to proceed with the Reverse Split, it will determine the Reverse Split fraction at a later time and at anytime until the next meeting of the Company’s stockholders which are entitled to vote on such actions; provided, however, that such fraction shall be limited to one of the following Reverse Split ratios (each a “Reverse Ratio”): (i) 1-for-2 Reverse Split; (ii) 1-for-2.5 Reverse Split; (iii) 1-for-3 Reverse Split; (iv) 1-for-3.5 Reverse Split and (v) 1-for-4 Reverse Split.   The purpose of seeking stockholder approval of a range of Reverse Ratios (rather than a fixed Reverse Ratio) is to provide the Company with the flexibility to achieve the desired results of the Reverse Split. The number of authorized shares of common stock will be maintained at 40,000,000 shares.

Following the approval of this corporate action, the Board will affect a Reverse Split only upon the Board’s determination that a Reverse Split would be in the best interests of the Company at that time. If the Board were to effect a Reverse Split, the Board would set the timing for such a split and select a specific Reverse Ratio as set forth herein. No further action on the part of stockholders will be required to either implement or abandon the Reverse Split. If the Board determines to implement the Reverse Split, we would communicate to the public, prior to the effective date of the Reverse Split, additional details regarding the Reverse Split, including the specific Reverse Ratio the Board selects.

The Reverse Split, if any, will be effected pursuant to an amendment to our Certificate of Incorporation substantially in the form attached hereto as Exhibit A.

Effects of Reverse Split

Following the effectiveness, if any, of a Reverse Split, current stockholders will be issued fewer shares of common stock, with such number of shares dependent on the Reverse Ratio ratified by the Board. For example, if the Board approves of a 1-for-4 Reverse Split, a stockholder owning 100 shares of common stock prior to such Reverse Split would hold 25 shares of common stock following such Reverse Split. THE HIGHER THE REVERSE RATIO (1-FOR-4 BEING HIGHER THAN 1-FOR-2, FOR EXAMPLE), THE GREATER THE REDUCTION OF RELATED SHARES EACH EXISTING STOCKHOLDER, POST REVERSE SPLIT, WILL EXPERIENCE.

In deciding whether to implement the Reverse Split and the Reverse Ratio to be used, the Board will consider primarily the satisfaction of the listing requirements of The NASDAQ Stock Market LLC (“NASDAQ”), as described under “Purposes of the Reverse Split” below.  It may also consider among other things: (i) the market price of the common stock at the time of the Reverse Split; (ii) the number of shares that will be outstanding after the split; (iii) the stockholders’ equity at such time; (iv) the shares of common stock available for issuance in the future; (v) the liquidity of the common stock in the market and the improved liquidity that will result; and (vi) the nature of the Company’s operations. The Board maintains the right to elect not to proceed with the Reverse Split if it determines, in its sole discretion, that we will be able to satisfy the listing requirements of NASDAQ without such Reverse Split or if this proposal is otherwise no longer in the best interests of the Company.

If this proposal is not approved, we may be unable to maintain the listing of our common stock on the NASDAQ, which could adversely affect the liquidity and marketability of our common stock.

The amendment will not change the terms of the common stock. After the Reverse Split, the shares of common stock would have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. Each stockholder’s percentage ownership of the new common stock would not be altered except for the effect of eliminating fractional shares. The common stock issued pursuant to the Reverse Split would remain fully paid and non-assessable. The Reverse Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the Reverse Split, we would continue to have the same number of stockholders and we would still be subject to the periodic reporting requirements of the Exchange Act.

Risks Associated with the Reverse Split

Stockholders should note that the effect of the Reverse Split, if any, upon the market price for our common stock cannot be accurately predicted. In particular, we cannot assure you that prices for shares of our common stock after the Reverse Split will be 2 to 4 times, as applicable, the prices for shares of our common stock immediately prior to the Reverse Split. The market price of our common stock may also be affected by other factors which may be unrelated to the Reverse Split or the number of shares outstanding. Furthermore, even if the market price of our common stock does rise following the Reverse Split, we cannot assure you that the market price of our common stock immediately after the proposed Reverse Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Reverse Split negatively, we cannot assure you that the Reverse Split will not adversely impact the market price of our common stock.

While we aim that the Reverse Split will be sufficient to maintain our listing on NASDAQ, it is possible that, even if the Reverse Split results in a bid price for our common stock that exceeds $1.00 per share, we may not be able to continue to satisfy the other criteria for continued listing of our common stock on NASDAQ. To continue to have our common stock eligible for continued listing on NASDAQ, we would also need to satisfy additional criteria under at least one of three standards. Under Equity Standard Listing Rules, these criteria require, in addition to the minimum bid price, that:

•                  we have stockholders’ equity of at least $2.5 million;
•                  our public float must consist of at least 500,000 shares with a market value of at least $1 million (public float defined under
NASDAQ’s rules as the shares held by persons other than officers, directors and beneficial owners of greater than 10% of our total outstanding shares);
•                  there be at least 300 stockholders;
•                  there be at least two market makers for our common stock; and
•                  we comply with certain corporate governance requirements.

We believe that we will satisfy all of these listing criteria; however, we cannot assure you that we will be successful in continuing to meet all requisite continued listing criteria.

We believe that the Reverse Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Split, particularly if the share price does not increase as a result of the Reverse Split.

Finally, if the Reverse Split is implemented, some stockholders may consequently own less than 100 shares of common stock. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares following the Reverse Split may be required to pay higher transaction costs if they sell their shares in the Company.

Anti-takeover effects of a Reverse Split

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism.  Since the amendment to our Certificate of Incorporation will provide that the number of authorized shares of common stock will be 40,000,000 (which is the current number of authorized shares of common stock), the Reverse Split, if effected, will result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the outstanding shares of our common stock and, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board. A relative increase in the number of authorized shares of common stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. A relative increase in our authorized shares could potentially deter takeovers, including takeovers that our Board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Reverse Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. However, the Board is not aware of any attempt to take control of our business and the Board has not considered the Reverse Split to be tool to be utilized as a type of anti-takeover device.

Common Stock

After the effective date of the Reverse Split, each stockholder will own fewer shares of our common stock.  However, following the Effective Date and amendment to our Certificate of Incorporation, we will continue to have authorized 40,000,000 shares of common stock and 10,000,000 shares of preferred stock.

Accordingly, a reverse split would result in a significant increase in the number of authorized and unissued shares of common stock. Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued common stock, the future issuance of additional shares of common stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of common stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of common stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of the common stock. If these factors were reflected in the price per share of our common stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment. As of the date of this filing, the Company does not have any definitive plans, proposals or arrangements to issue any of the newly available authorized shares for any purpose.

This proposal has been prompted solely by the business considerations discussed in the preceding paragraphs. Any additional shares of common stock that would become available for issuance following the Reverse Split could also be used by the Company’s management to delay or prevent a change in control. The Board is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the proposal was not adopted in response to any such proposals.

All outstanding options and warrants to purchase shares of our common stock, including any held by our officers and directors, would be adjusted as a result of the Reverse Split. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio of the Reverse Split.

The below charts outline the capital structure as described in this proposal and prior to and immediately following a possible Reverse Split, with each individual possible Reverse Ratio accounted for.  The number of shares disclosed in the column “Number of shares of common stock before 1: xx Reverse Split” reflects the number of shares as of the record date, April 17, 2012.  The number of shares disclosed in the column “Number of shares of common stock after 1:xx Reverse Split” gives further effect to the reverse split but does not give effect to any other changes, including any issuance of securities after April 17, 2012.

	Number of shares of common stock before 1:2 Reverse Split	Number of shares of common stock after 1:2 Reverse Split
Authorized	40,000,000	40,000,000
Issued and Outstanding	17,121,450	8,560,725
Reserved for Issuance(1)	5,249,329	2,624,665
Authorized but Unissued(2)	22,878,550	31,439,275

	Number of shares of common stock before 1:2.5 Reverse Split	Number of shares of common stock after 1:2.5 Reverse Split
Authorized	40,000,000	40,000,000
Issued and Outstanding	17,121,450	6,848,580
Reserved for Issuance(1)	5,249,329	2,099,732
Authorized but Unissued(2)	22,878,550	33,151,420

	Number of shares of common stock before 1:3 Reverse Split	Number of shares of common stock after 1:3 Reverse Split
Authorized	40,000,000	40,000,000
Issued and Outstanding	17,121,450	5,707,150
Reserved for Issuance(1)	5,249,329	1,749,776
Authorized but Unissued(2)	22,878,550	34,292,850

	Number of shares of common stock before 1:3.5 Reverse Split	Number of shares of common stock after 1:3.5 Reverse Split
Authorized	40,000,000	40,000,000
Issued and Outstanding	17,121,450	4,891,843
Reserved for Issuance(1)	5,249,329	1,499,808
Authorized but Unissued(2)	22,878,550	35,108,157

	Number of shares of common stock before 1:4 Reverse Split	Number of shares of common stock after 1:4 Reverse Split
Authorized	40,000,000	40,000,000
Issued and Outstanding	17,121,450	4,280,363
Reserved for Issuance(1)	5,249,329	1,312,332
Authorized but Unissued(2)	22,878,550	35,719,637
_____________________
(1) Shares reserved for issuance include those shares authorized under the Company’s 2005 Stock Option Plan and 2009 Equity Incentive Plan, whether or not corresponding grants have been made.

(2) Shares authorized but unissued represent the difference between authorized shares and issued and outstanding shares.

Exchange of Stock Certificate and Elimination of Fractional Share Interests

Upon the effectiveness of the Reverse Split, a certain number of shares of our common stock (depending on the Reverse Ratio determined by the Board) would automatically be changed into one share of common stock.  Holders of our common stock would not be required to exchange their certificates representing shares of common stock held prior to the Reverse Split for new certificates representing shares of common stock.  Therefore, it is not necessary for you to send us your stock certificates.  If, however, a stockholder wishes to exchange such stockholder’s certificates, the stockholder may do so by surrendering its certificate to the Company’s transfer agent with a request for a replacement certificate and the appropriate stock transfer fee.

Fractional Shares

No fractional shares of our common stock would be issued as a result of the Reverse Split. In the event the proposed Reverse Split leaves a stockholder with a fraction of a share, the stockholder would receive cash in lieu of such fractional shares. For example, if the proposed Reverse Split leaves an individual stockholder with one and one half shares, the stockholder would be issued, post proposed Reverse Split, one whole share, and would receive cash in lieu of the remaining half share.

No Dissenters Rights

In connection with the approval of the Reverse Split, stockholders of the Company would not have a right to dissent and obtain payment for their shares under the Delaware General Corporation Law, our Certificate of Incorporation or bylaws.

Tax Consequences to Common Stockholders

The following discussion sets forth the material United States federal income tax consequences that management believes will apply with respect to the Company and the stockholders of the Company who are United States holders at the effective time of the Reverse Split, if any. This discussion does not address the tax consequences of transactions effectuated prior to or after the Reverse Split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. For this purpose, a United States holder is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion does not describe all of the tax  consequences  that may be  relevant  to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in  securities, financial institutions, insurance  companies, tax-exempt organizations, foreign  individuals and entities and persons who acquired their Common  Stock  as  compensation).  In addition, this summary is limited to stockholders who hold their common stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Accordingly, each stockholder is strongly urged to consult with a tax adviser to determine the particular federal, state, local or foreign income or other tax consequences to such stockholder related to the reverse split.

No gain or loss should be recognized by a stockholder upon his or her exchange of pre-Reverse Split shares for post-Reverse Split shares except for those associated with any cash received as a result of fractional shares. The aggregate tax basis of the post-Reverse Split shares received in the Reverse Split, if any, should be the same as the stockholder’s aggregate tax basis in the pre-Reverse Split shares. The stockholder’s holding period for the post-Reverse Split shares should include the period during which the stockholder held the pre-Reverse Split shares surrendered in the Reverse Split.

Vote Required

The Delaware General Corporation Law provides an outline of the scope of the amendments of our Certificate of Incorporation. This includes the amendments discussed herein. The Delaware General Corporation Law provides that proposed amendments must first be adopted by the Board and then submitted to stockholders for their consideration and must be approved by a majority of the outstanding voting securities.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A
REVERSE STOCK SPLIT AS OUTLINED ABOVE

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Appointment of Auditors for Fiscal Year 2012

 The Audit Committee has appointed McGladrey & Pullen, LLP as our independent registered public accounting firm for fiscal year 2012.  We are not required to have the stockholders ratify the selection of McGladrey & Pullen, LLP as our independent registered public accounting firm.  We are doing so because we believe it is a matter of good corporate practice.  If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain McGladrey & Pullen, LLP, but may retain such independent registered public accounting firm.  Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of American CareSource Holdings and its stockholders.  Representatives of McGladrey & Pullen, LLP are not expected to be present at the Annual Meeting, will not have an opportunity to make a statement and will not be available to respond to questions.

 McGladrey & Pullen, LLP was first engaged as our independent registered public accounting firm on January 1, 2004 and has audited our financial statements for fiscal years 2004 through 2011.

 The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for fiscal year 2012.

 Principal Accountant Fees and Services

 Relationship with Independent Auditors

 Audit services performed by McGladrey & Pullen, LLP for the fiscal years 2011 and 2010, respectively, consisted of the audit of American CareSource Holdings' financial statements as of and for the years ended December 31, 2011 and 2010, services related to filings with the SEC, audits, quarterly reviews and tax services.

 Audit Fees

 For fiscal year 2011, the Company incurred $164,000 in aggregate audit fees from McGladrey & Pullen, LLP for professional services rendered in connection with: (i) the audit of American CareSource Holdings' annual financial statements for the year ended December 31, 2011; (ii) the review of American CareSource Holdings' quarterly financial statements for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011; and (iii) the review of reports filed with the SEC by American CareSource Holdings during the period reported.  For fiscal year 2010, the Company incurred $163,400 in aggregate audit fees from McGladrey & Pullen, LLP for professional services rendered in connection with: (i) the audit of American CareSource Holdings' annual financial statements for the year ended December 31, 2010; (ii) the review of American CareSource Holdings' quarterly financial statements for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010; and (iii) the review of reports filed with the SEC by American CareSource Holdings during the period reported.

 Audit-Related Fees

 For fiscal year 2011, the Company incurred $2,200 in aggregate audit-related fees from McGladrey & Pullen, LLP.  For fiscal year 2010, the Company incurred $8,000 in aggregate audit-related fees from McGladrey & Pullen, LLP.  Audit-related fees consist of accounting consultations concerning financial accounting and reporting matters, and amounts related to private placements and filing of registration statements and amendments to registration statements with the SEC.

 Tax Fees

 For fiscal year 2011, the Company incurred $25,940 in aggregate fees from RSM McGladrey, Inc., an entity associated with McGladrey & Pullen, LLP, for professional services rendered related to the taxes of American CareSource Holdings for the year ended December 31, 2011 and IRS examination assistance, as compared to $15,450 for the year ended December 31, 2010.  Tax fees consist of tax compliance, tax consultations and tax return preparation.

All Other Fees

For fiscal year 2011, the Company incurred no other fees from McGladrey & Pullen, LLP or RSM McGladrey, Inc.  For fiscal year 2010, the Company incurred $1,878 in aggregate other fees from McGladrey & Pullen, LLP and RSM McGladrey, Inc.

 The Audit Committee considers at least annually whether the provision of non-audit services by McGladrey & Pullen, LLP is compatible with maintaining auditor independence.

 Pre-Approval of Audit and Permissible Non-Audit Services

 The Audit Committee is required to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm.  Under the policy, pre-approval is generally provided for up to one year and any pre-approval must be detailed as to the particular service or category of services and is subject to a specific budget.  In addition, the Audit Committee may pre-approve particular services on a case-by-case basis.  For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval.  All audit and permissible non-audit services provided by McGladrey & Pullen, LLP and RSM McGladrey, Inc. to American CareSource Holdings for the fiscal years ended 2011 and 2010 were approved by the Audit Committee.

PROPOSAL NO. 4 – ADJOURNMENT OF THE SPECIAL MEETING

           If at the time of the Annual Meeting the number of shares of the Company’s common stock voting in favor of Proposal No. 1, Proposal No. 2 or Proposal No. 3 is insufficient to approve such proposal, we may move to adjourn the Annual Meeting in order to allow us to continue to solicit additional proxies in favor of such proposal that requires additional “FOR” votes for its approval. The Board believes that it is in the best interests of the Company’s shareholders to have Proposal No. 1, Proposal No. 2 and Proposal No. 3 be approved and implemented, and, therefore, enabling us to adjourn the meeting to continue to solicit proxies for Proposal No. 1, Proposal No. 2 or Proposal No. 3 is advisable.

           If this proposal is not approved by our shareholders, the Company will not be able to adjourn the Annual Meeting to a later date. In such event, Proposal No. 1, Proposal No. 2 or Proposal No. 3, if such proposal does not pass, will not be effected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
THE ADJOURNMENT PROPOSAL

ANNUAL REPORT TO STOCKHOLDERS

 In addition to the proxy statement and proxy card, a copy of the 2011 Annual Report of the Company, which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and which is not a part of the proxy soliciting material, is enclosed.  The Annual Report on Form 10-K, which includes our audited consolidated financial statements, is being furnished to you without the exhibits thereto.

You can write to our Secretary at 5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas 75240, or telephone us at (972) 308-6830 for additional copies of the Company's Annual Report on Form 10-K, excluding the exhibits thereto, without charge.   Upon your request, we will provide you with a copy of the exhibits.  You may be responsible for our reasonable expenses in furnishing such exhibits. You can also access our Form 10-K and other periodic filings we make with the SEC from the SEC's EDGAR database at www.sec.gov.

 HOUSEHOLDING OF ANNUAL MEETING MATERIALS

 Only one copy of our Annual Report and proxy statement is being mailed to stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders.  The Company will deliver promptly upon written or oral request a separate copy of the Annual Report and proxy statement to a stockholder at a shared address to which a single copy was delivered.  Stockholders wishing to receive additional copies of either the Annual Report or the proxy statement for the 2012 Annual Meeting of Stockholders without charge or who share an address with another stockholder and are receiving multiple copies and would like to receive a single copy should call Investor Relations at (972) 308-6830 or write to Investor Relations at the Company at the Company's executive offices at 5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas 75240.

 STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

 Stockholders who wish to present proposals to be included in our proxy materials for the 2013 Annual Meeting of Stockholders must submit such proposals in proper form to our Secretary at American CareSource Holdings, Inc., 5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas 75240 by ____________, 2013.  If a stockholder's proposal is not submitted for inclusion in the 2013 proxy materials, but instead the stockholder seeks to present the proposal directly at the 2013 Annual Meeting of Stockholders, SEC rules permit us to exercise discretionary voting authority to the extent conferred by proxy if: (1) we receive notice of the proposal before ___________, 2013, advise stockholders in the 2013 proxy statement of the nature of the proposal and how we intend to vote on such matter and the stockholder submitting the proposal does not take the steps necessary under Rule 14a-4(c)(2) under the Exchange Act to deliver proxy materials to holders of that percentage of common stock required to carry the proposal, or (2) do not receive notice of the proposal before ___________, 2013.

OTHER MATTERS

The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Company's 2012 Annual Meeting of Stockholders.  However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy card will vote and act with respect thereto, in what according to their judgment, is in the interests of American CareSource Holdings and its stockholders.

$ FOLD AND DETACH HERE AND READ THE REVERSE SIDE $

 REVOCABLE PROXY
 American CareSource Holdings, Inc.
  5429 LBJ Freeway, Suite 850, Dallas, TX 75240

  ANNUAL MEETING OF STOCKHOLDERS
  Monday, June 11, 2012, 9:00 a.m., Central Time

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The undersigned appoints Kenneth S. George, William J. Simpson and Matthew D. Thompson, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of common stock of American CareSource Holdings, Inc. (the “Company”) standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company located at 5429 LBJ Freeway, Suite 850, Dallas, Texas on Monday, June 11, 2012, at 9:00 a.m., Central Time and at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this form, and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment or postponement thereof. Receipt of notice of such meeting and the Proxy Statement therefor dated ______, 2012 is hereby acknowledged.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS REVOCABLE PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

To change the address on your account, please check the box at the right and indicate your new address in the address space provided left. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

 (Continued and to be signed on reverse side)

 LEFT BLANK INTENTIONALLY

$ FOLD AND DETACH HERE AND READ THE REVERSE SIDE $

PROXY: THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND “FOR” PROPOSAL 4. PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.
					Please mark your votes like this	☐

1.	To elect the following persons to the Board of Directors of the Company for the term described in the proxy statement:

Nominees:

(1) Sami S. Abbasi (2) Edward B. Berger (3) Kenneth S. George (4) John N. Hatsopoulos (5) Matthew P. Kinley (6) John Pappajohn, (7) Derace L. Schaffer, MD, (8) William J. Simpson, Jr. and (9) Richard W. Turner, Ph.D.

	FOR ALL NOMINEES ABOVE	WITHHOLD AUTHORITY ALL	FOR ALL EXCEPT*	*To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominee on the line below.
	☐	☐	☐

2.
To vote on the proposal to amend the Company’s Certificate of Incorporation for the purposes of effecting a reverse stock split of its common stock, and to authorize the Board of Directors of the Company to determine, in its sole discretion, whether to effect the amendment, the timing thereof and the specific ratio of the reverse stock split, provided that such ratio is 1 for 2, 1 for 2.5, 1 for 3, 1 for 3.5 or 1 for 4.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To ratify the selection by the Company of McGladrey & Pullen, LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2012.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To approve any adjournment of the Annual Meeting, for any reason, including, if necessary, to solicit additional proxies if there are not sufficient votes to approve any of the previous proposals.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

 Signature of Stockholder_____________________  Signature of Stockholder_____________________  Date___________
 Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

EXHIBIT A

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
AMERICAN CARESOURCE HOLDINGS, INC.

American CareSource Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That, by unanimous written consent in lieu of a meeting of the Board of Directors (the “Board”) of American CareSource Holdings, Inc., (the “Corporation”) resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation approving of a reverse stock split on a 1 for 2, 1 for 2.5, 1 for 3, 1 for 3.5, or 1 for 4 basis, as determined at the sole discretion of the Board (the “Reverse Split”), and, declaring said amendment (hereinafter the “Amendment”), to be advisable and calling for a meeting of the stockholders of the Corporation for consideration thereof.  The resolutions setting forth the proposed Amendment are substantially as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by amending and restating Article FOURTH thereof relating to the authorized shares of the Corporation, so that, as amended, said Article FOURTH shall be and read in its entirety, as follows:

ARTICLE FOURTH

CAPITAL STOCK

“Upon the date that this Certificate of Amendment to the Certificate of Incorporation of the Corporation becomes effective in accordance with the General Corporation Law of the State of Delaware (the “Effective Date”), each [two (2)] [two and a half (2.5)] [three (3)] [three and a half (3.5)] [four (4)] shares of outstanding common stock, par value $0.01 per share (for purposes of this Article FOURTH “Old Common Stock”), of the Corporation issued and outstanding immediately prior to the Effective Date shall be, without any action of the holder thereof, automatically combined into one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share (for purposes of this Article FOURTH, the “New Common Stock”) of the Corporation; such combination hereinafter referred to as the “Reverse Split.”  Each stock certificate that, immediately prior to the Effective Date, represented shares of Old Common Stock shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined.  No fractional shares of Common Stock will be issued as a result of the Reverse Split. In the event the Reverse Split leaves a stockholder with a fraction of a share, the stockholder would receive cash in lieu of such fractional shares. For example, if the proposed Reverse Split leaves an individual stockholder with one and one half shares, the stockholder would be issued, post proposed Reverse Split, one whole share, and would receive cash in lieu of the remaining half share.

(a) The total authorized capital stock of the Company shall be 50,000,000 shares, consisting of 40,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock which may be issued in one or more classes or series. The shares of Common Stock shall constitute a single class and shall be with $0.01 par value. The shares of Preferred Stock of each class or series shall be with $0.01 par value.

(b) Each holder of Common Stock, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the GCL.

In a Certificate of Designation authorizing any class or series of Preferred Stock, the Board of Directors is expressly authorized to determine:

(1)    The distinctive designation of the class or series and the number of shares which will constitute the class or series, which number may be increased or decreased (but not below the number of shares then outstanding in that class or above the total shares authorized herein) from time to time by action of the Board of Directors;

(2)    The dividend rate on the shares of the class or series, whether dividends will be cumulative, and, if so, from what date or dates;

(3)    The price or prices at which, and the terms and conditions on which, the shares of the class or series may be redeemed at the option of the Company;

(4)    Whether or not the shares of the class or series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

(5)    Whether or not the shares of the class or series will be convertible into, or exchangeable for, any other shares of stock of the Company or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(6)    The rights of the shares of the class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company;

(7)    Whether or not the shares of the class or series will have priority over, parity with, or be junior to the shares of any other class or series in any respect, whether or not the shares of the class or series will be entitled to the benefit of limitations restricting the issuance of shares of any other class or series having priority over or on parity with the shares of such class or series and whether or not the shares of the class or series are entitled to restrictions on the payment of dividends on, the making of other distributions in respect of, and the purchase or redemption of shares of any other class or series of Preferred Stock or Common Stock ranking junior to the shares of the class or series;

(8)    Whether the class or series will have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights; and

(9)    Any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that class or series.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the holders of Common Stock of the Corporation was duly called and held upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware, pursuant to which, a majority of each class of stockholder voted in favor of the Amendment.

THIRD: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Incorporation of American CareSource Holdings, Inc. as of ___________, 2012.

AMERICAN CARESOURCE HOLDINGS, INC.

By:
Name:
Title: